Exhibit 99.1
Fidelity National Title Group, Inc.
LETTER OF TRANSMITTAL AND CONSENT
Offer to Exchange
Any and All of the Outstanding

7.30% Fidelity National Financial notes due 2011	5.25% Fidelity National Financial notes due 2013
(CUSIP 316326ac1)	(CUSIP 316326ad9)
for	for
7.30% Fidelity National Title Group notes due 2011	5.25% Fidelity National Title Group notes due 2013
and Solicitation of Consents for Amendment of the Related Indenture
THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER                     , 2005 (REFERRED TO AS THE “INITIAL EXPIRATION TIME”), UNLESS EXTENDED OR EARLIER TERMINATED. FIDELITY NATIONAL TITLE GROUP, INC. MAY EXTEND THE EXPIRATION FOR EITHER SERIES OF NOTES WITHOUT EXTENDING ANY SUCH TIME FOR THE OTHER SERIES OF NOTES. NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE INITIAL EXPIRATION TIME, BUT NOT THEREAFTER.
Deliver to the Exchange Agent:
D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Attention: Gina Ruotolo
By Facsimile Transmission (Eligible Institutions Only): (212) 809-8839
Confirm Facsimile by Telephone: (212) 493-6958
DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT (“LETTER OF TRANSMITTAL”) TO
AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A
FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE
READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
      Questions regarding the exchange offers and consent solicitations or the completion of this Letter of Transmittal should be directed to D. F. King & Co., Inc., the Information Agent, at the following telephone number: banks and brokers, (212) 269-5550 (collect); and all others call toll free, (800) 848-2998.
      Fidelity National Title Group, Inc. (“FNT”) is offering to exchange, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation Statement (the “Prospectus”) and this Letter of Transmittal:

•	any and all of the outstanding 7.30% Fidelity National Financial, Inc. (“FNF”) notes due 2011 (the “FNF 7.30% Notes”) for its newly issued 7.30% notes due 2011 (the “FNT 7.30% Notes”); and

•	any and all of the outstanding 5.25% FNF notes due 2013 (the “FNF 5.25% Notes”) for its newly issued 5.25% notes due 2013 (the “FNT 5.25% Notes”).

      The FNF 7.30% Notes and the FNF 5.25% Notes are collectively referred to as the “FNF Notes.” The FNT 7.30% Notes and the FNT 5.25% Notes are collectively referred to as the “FNT Notes.” The exchange offers with respect to the above series of FNF Notes are collectively referred to as the “Exchange Offers.”
      This Letter of Transmittal is to be used to accept one or more of the Exchange Offers if the applicable FNF Notes are to be tendered by effecting a book-entry transfer into the account maintained by the Exchange Agent at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus in the section entitled, “The Exchange Offers — Procedures for Tendering FNF Notes and Delivering Consents.” Tenders by book-entry transfer may also be made by delivering an Agent’s Message (as defined below) pursuant to DTC’s Automated Tender Offer Program (“ATOP”) in lieu of this Letter of Transmittal. Unless you intend to tender FNF Notes through ATOP you should complete, execute and deliver this Letter of Transmittal to indicate the action you desire to take with respect to the Exchange Offers.
      By causing FNF notes to be credited to the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including the transmission by DTC of an agent’s message to the Exchange Agent, the holder will be deemed to confirm, on behalf of itself and the beneficial owners of such notes, all provisions of this Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and delivered this Letter of Transmittal to the Exchange Agent. As used herein, the term “Agent’s Message” means a message, electronically transmitted by DTC to and received by the Exchange Agent, and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgement from a holder of notes stating that such holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, this Letter of Transmittal and, further, that such holder agrees that FNT may enforce this Letter of Transmittal against such holder.
      Holders tendering FNF Notes pursuant to the Exchange Offers will thereby consent to certain proposed amendments to the indenture under which FNF issued such FNF Notes and related waivers of defaults and modifications of rights of holders, as described in the Prospectus in the section entitled “The Proposed Amendments.” The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an Agent’s Message in lieu thereof) constitutes the delivery of a consent with respect to the FNF Notes tendered.
      Subject to the terms and conditions of the Exchange Offers and consent solicitations and applicable law, FNT will deposit with the Exchange Agent the FNT Notes of the applicable series (in book-entry form).
      The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the new FNT Notes from FNT and then delivering new FNT Notes (in book-entry form) to or at the direction of those holders. The Exchange Agent will make this delivery on the same day FNT deposits the new FNT Notes, or as soon thereafter practicable.
Tender of FNF Notes
      To effect a valid tender of FNF Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of FNF Notes Tendered and in Request of which a Consent is Given” below and sign this Letter of Transmittal where indicated.
      The FNT Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Failure to provide the information necessary to effect delivery of new FNT Notes will render a tender defective and FNT will have the right, which it may waive, to reject such tender.

DESCRIPTION OF FNF NOTES TENDERED AND
IN RESPECT OF WHICH CONSENT IS GIVEN

FNF Note(s)

Name of DTC Participant’s Account		Aggregate Principal	Principal
Number in which	Title of	Amount Represented by	Amount
FNF Notes are Held	Series	FNF Notes	Tendered*

Total Notes

* The principal amount of each series of the FNF Notes tendered hereby must be in a denomination of $1,000 or any integral multiple thereof. See instruction 3.

SIGNATURES MUST BE PROVIDED.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY, WHICH INSTRUCTIONS
FORM A PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS.
Ladies and Gentlemen:
      The undersigned hereby (a) tenders to Fidelity National Title Group, Inc., upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of each series of FNF Notes indicated in the table above entitled “Description of FNF Notes Tendered and in Respect of Which Consent is Given” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the series of FNF Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts of each such series of FNF Notes, to the proposed amendments to the indenture under which such FNF Notes were issued and related waivers of defaults and modifications to rights of holders of FNF Notes and to the execution of a supplemental indenture (the “Supplemental Indenture”) effecting the foregoing, all as described in the Prospectus under the caption “The Proposed Amendments.”
      The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that after the initial expiration time, the consent may not be revoked.
      The undersigned understands that the undersigned will be deemed to have tendered a beneficial interest in the FNF notes represented by one or more fully registered global notes, which have been deposited with, or on behalf of, DTC and registered in the name of its nominee.
      If the undersigned is not the registered holder of the FNF Notes indicated in the table above entitled “Description of FNF Notes Tendered and in Respect of Which Consent is Given” or such holder’s legal representative or attorney-in-fact (or, in the case of FNF Notes held through DTC, the DTC participant for whose account such FNF Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such FNF Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.
      The undersigned understands that FNT’s obligation to complete each Exchange Offer is conditioned on, among other things, the receipt (and no withdrawal) of consents to the amendments to the indenture with respect to the FNF Notes from the holders of a majority in principal amount of each of the two series of FNF notes (the “Consent Condition”), although FNT is free to waive this or any other condition with respect to any or all of the Exchange Offers.
      The undersigned understands that, upon the Terms and Conditions, FNF Notes of any series properly tendered and accepted and not withdrawn will be exchanged for FNT Notes of the corresponding series. The undersigned understands that, under certain circumstances, FNT may not be required to accept any of the FNF Notes tendered (including any such FNF Notes tendered after the expiration date). If any FNF Notes are not accepted for exchange for any reason or if FNF Notes are withdrawn, such unexchanged or withdrawn FNF Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus as promptly as practicable after the expiration or termination of the applicable Exchange Offer.
      Subject to, and effective upon, acceptance for exchange of, and payment for, the principal amount of each series of FNF Notes tendered hereby upon the Terms and Conditions, the undersigned hereby

(1) sells, assigns and transfers to or upon the order of FNT, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such FNF Notes,

(2) waives any and all rights with respect to such FNF Notes (including any existing or past defaults and their consequences in respect of such FNF Notes), and

(3) releases and discharges FNT, and the trustee under the indenture related to the FNF Notes (the “FNF trustee”), from any and all claims the undersigned may have now or in the future, arising out of or related to such FNF Notes, including any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such FNF Notes (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any redemption or defeasance of such FNF Notes.

      The undersigned understands that tenders of FNF Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by FNT, will constitute a binding agreement between the undersigned and FNT upon the Terms and Conditions.
      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the FNF Notes tendered hereby (with full knowledge that the Exchange Agent also acts as the agent of FNT) with full powers of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to

(1) transfer ownership of such FNF Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of FNT,

(2) present such FNF Notes for transfer of ownership on the books of FNF,

(3) deliver to FNT, FNF and the FNF trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments and as certification that the Consent Condition has been satisfied, and

(4) receive all benefits and otherwise exercise all rights of beneficial ownership of such FNF Notes, all in accordance with the terms of the Exchange Offers, as described in the Prospectus.
      All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
      The undersigned hereby represents and warrants that:

(1) The undersigned (i) has full power and authority to tender the FNF Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such FNF Notes and (ii) either has full power and authority to consent to the proposed amendments to the indenture relating to such FNF Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority,

(2) The FNF Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such FNF Notes by FNT, FNT will acquire good, indefeasible and unencumbered title to such FNF Notes, free and clear of all liens, charges, claims, encumbrance, interests and restrictions of any kind, when the same are accepted by FNT, and

(3) The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or FNT to be necessary or desirable to complete the sale, assignment and transfer of the FNF Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of any Supplemental Indenture.
      The undersigned understands that tenders of FNF Notes may be withdrawn at any time prior to the initial expiration time. A valid withdrawal of tendered FNF Notes prior to the initial expiration time will constitute the concurrent valid revocation of such holder’s related consent. For a holder to revoke a consent a holder must withdraw the related tendered FNF Notes prior to the initial expiration time. A tender of FNF Notes may not be withdrawn at any time after the initial expiration time, even if the Exchange Offer is otherwise extended. A notice of withdrawal will be effective only if delivered to the Exchange Agent in accordance with the specific procedures set forth in the Prospectus.
      If either of the Exchange Offers is amended in a manner determined by FNT to constitute a material change, FNT will promptly disclose such amendment to the holders of the applicable series of FNF Notes, and FNT will extend such Exchange Offer to a date five to ten business days after disclosing the amendment, depending on the significance of the amendment and the manner of disclosure to the holders if such Exchange Offer would otherwise have expired during such five to ten business day period.

      Unless otherwise indicated under “Special Issuance Instructions,” please credit any FNF Notes in the principal amount not accepted for exchange to the DTC account specified in the table entitled “Description of FNF Notes Tendered and in Respect of Which Consent is Given.”
      The undersigned recognizes that FNT has no obligations under the “Special Issuance Instructions” provision of this Letter of Transmittal to effect the transfer of any FNF Notes from the holder(s) thereof if FNT does not accept for exchange any of the principal amount of the FNF Notes tendered pursuant to this Letter of Transmittal.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2 and 5)
      To be completed ONLY if any FNF Notes in the principal amount not accepted for exchange are to be returned by credit, to an account maintained at DTC other than the account indicated above.
Please issue FNF Notes not accepted for exchange to:
Name of DTC Participant:

DTC Participant Account Number:

Contact at DTC Participant:

SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS OF FNF NOTES)
     By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the applicable indenture and related waivers of defaults and modifications of rights of holders (and to the execution of a Supplemental Indenture effecting the foregoing) with respect to, the principal amount of each series of FNF Notes listed in the table above entitled “Description of FNF Notes Tendered and in Respect of Which Consent is Given.”

Signature of Registered Holder(s) or Authorized Signatory (See guarantee requirement below.)	Date

Signature of Registered Holder(s) or Authorized Signatory (See guarantee requirement below.)	Date

Signature of Registered Holder(s) or Authorized Signatory (See guarantee requirement below.)	Date
Area Code and Telephone Number:

     If a holder of any FNF Notes is tendering any FNF Notes, this Letter of Transmittal must be signed by the Registered Holders exactly as the name appears on a securities position listing of DTC or by any persons authorized to become the Registered Holders by endorsements and documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please so indicate at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Exchange Agent and FNT of such person’s authority to so act. See Instruction 4.
Name(s):

(Please Type or Print)
Capacity (full title):

Address:

(Including Zip Code)
MEDALLION SIGNATURE GUARANTEE
(If required — See Instruction 4.)
Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Title)

(Address)
Dated ______________________________ , 2005

INSTRUCTIONS FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFERS
      1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by tendering holders of FNF Notes if tender of such FNF Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP. Holders who tender their FNF Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal; thus, a Letter of Transmittal need not accompany tenders effected through ATOP.
      A confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all FNF Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the expiration date of the applicable Exchange Offers.
      Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offer by causing DTC to transfer FNF Notes to the Exchange Agent in accordance with DTC’s ATOP procedures for such transfer on or prior to the Expiration Date. The Exchange Agent will make available its general participant account at DTC for the FNF Notes for purposes of the Exchange Offers.
      Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Letter of Transmittal should be sent to FNT, FNF, DTC or the Dealer Manager.
      The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested and properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.
      Neither FNT nor the Exchange Agent is under any obligation to notify any tendering holder of FNF Notes of FNT’s acceptance of tendered FNF Notes prior to the expiration of the Exchange Offers.
      2. Delivery of the FNT Notes. FNT Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table hereof entitled “Description of the FNF Notes Tendered and in Respect of Which Consent is Given.” Failure to do so will render a tender of FNF Notes defective, and FNT will have the right, which it may waive, to reject such tender without notice. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any FNT Notes delivered pursuant to the Exchange Offers and to obtain the information necessary to complete the table.
      3. Amount of Tenders. Tenders of FNF Notes will be accepted only in denominations of U.S.$1,000 and integral multiples thereof. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of FNF Notes tendered in respect of which consent is given.
      4. Signatures on Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “Registered Holder” means an owner of record as well as any DTC participant that has FNF Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on the Letter of Transmittal need not be guaranteed if:

•	the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the FNF Notes and the holder has not completed the box entitled “Special Issuance Instructions” on this Letter of Transmittal; or

•	the FNF Notes are tendered for the account of an “Eligible Institution.”

      An “Eligible Institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 (as such terms are defined in Rule 17Ad-15):

(a) a bank;

(b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

(c) a credit union;

(d) a national securities exchange, registered securities association or clearing agency; or

(e) a savings institution that is a participant in a Securities Transfer Association recognized program.
      If any of the FNF Notes tendered are held by two or more Registered Holders, all of the Registered Holders must sign the Letter of Transmittal.
      FNT will not accept any alternative, conditional, irregular or contingent tenders. By executing the Letter of Transmittal (or facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your FNF Notes for exchange.
      If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by FNT, evidence satisfactory to FNT of their authority to so act must be submitted with this Letter of Transmittal.
      Beneficial Owners whose tendered FNF Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such FNF Notes.
      5. Special Issuance Instructions. If the FNF Notes, if any, in principal amount not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above, the signer of this Letter of Transmittal should complete the “Special Issuance Instructions” box on this Letter of Transmittal. All FNF Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above.
      6. Transfer Taxes. FNT will pay or cause to be paid any transfer taxes with respect to the transfer and sale of FNF Notes to it, or to its order, pursuant to the Exchange Offers.
      7. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered FNF Notes will be determined by FNT in its sole discretion, which determination will be final and binding. FNT reserves the absolute right to reject any and all tenders of FNF Notes not in proper form or any FNF Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. FNT also reserves the absolute right to waive any defect or irregularity in tenders of FNF Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the Terms and Conditions by FNT shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of FNF Notes must be cured within such time as FNT shall determine. None of FNT, the Information Agent, the Exchange Agent, the Dealer Manager or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of FNF Notes, nor shall any of them incur any liability for failure to give such notification.
      Tenders of FNF Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any FNF Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders of FNF Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date of the applicable Exchange Offer or the withdrawal or termination of such Exchange Offer.
      8. Waiver of Conditions. FNT reserves the absolute right to amend or waive any of the conditions in any or all of the Exchange Offers and consent solicitations concerning any FNF Notes at any time.

      9. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers — Withdrawal of Tenders and Revocation of Corresponding Consents.”
      10. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Information Agent at the address and telephone number indicated herein.
      In order to tender, a holder of FNF Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.
The Exchange Agent for the Exchange Offers is:
D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Attention: Gina Ruotolo
By Facsimile Transmission (Eligible Institutions Only): (212) 809-8839
Confirm Facsimile by Telephone: (212) 493-6958
      Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, or related documents may be directed to the Information Agent at its telephone numbers set forth below. A holder of FNF Notes may also contact the Dealer Manager at the telephone number set forth below or such holder’s custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offer.
The Information Agent for the Exchange Offers is:
D. F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and Brokers call: (212) 269-5550 (collect)
All others call toll free: (800) 848-2998
The exclusive Dealer Manager for the Exchange Offers is:
Lehman Brothers
Attention: Liability Management Group
Radoslav Antonov
745 Seventh Ave
New York, New York 10019
Collect: (212) 528-7581
Toll free: (800) 438-3242